Exhibit 99.1
PINNACLE ENTERTAINMENT REPORTS REVENUE AND
CONSOLIDATED ADJUSTED EBITDA GROWTH FOR 2010 SECOND QUARTER
- Results Benefit from Expanded St. Louis Market Share and
Operating Excellence Strategy -
LAS VEGAS, NV, July 29, 2010 — Pinnacle Entertainment, Inc. (NYSE: PNK) today reported second quarter operating results for the three months ended June 30, 2010, as summarized below:

	Three Months Ended
	June 30,
($ in thousands, except per share data)	2010	2009
Revenues	$273,569	$252,308
Consolidated Adjusted EBITDA (1)	$49,364	$46,778
Operating income (loss) (2)	$(15,689)	$12,296
Income (loss) from continuing operations	$(41,564)	$8,976
GAAP net income (loss) (3)	$(49,314)	$4,708
Diluted earnings (loss) per share (3)	$(0.81)	$0.08
Adjusted earnings (loss) per share (4)	$(0.14)	$0.01

(1)	For a further description of Consolidated Adjusted EBITDA and Adjusted EBITDA, please see the section entitled “Non-GAAP Financial Measures” below.

(2)
Operating loss in 2Q 2010 includes a $31.5 million net impact related to impairments, write-downs, reserves and recoveries, primarily reflecting a write-down from the Company’s decision in April 2010 to cancel its Sugarcane Bay casino development in Lake Charles, LA.

(3)
GAAP net loss and diluted net loss per share in 2Q 2010 include a loss of $7.8 million, or $(0.13) per share, net of taxes, from discontinued operations as described below. GAAP net income and diluted EPS in 2Q 2009 include a $12.9 million gain on the sale of equity securities, as well as a loss of $4.3 million, or $(0.07) per share, net of taxes, from discontinued operations.

(4)	For a further description of Adjusted loss per share and Adjusted earnings per share (Adjusted EPS) please see the section entitled “Non-GAAP Financial Measures” below.
Revenues in the second quarter of 2010 increased 8.4% to $274 million from $252 million in the second quarter a year ago. Consolidated Adjusted EBITDA in the 2010 second quarter increased 5.5% to $49.4 million, inclusive of approximately $2.8 million for severance and corporate office consolidation costs. Consolidated Adjusted EBITDA was $46.8 million in the prior-year period.
Revenues and Consolidated Adjusted EBITDA in the 2010 second quarter benefited from a full quarter of operations at River City Casino in south St. Louis County, which opened in March 2010. Reflecting River City’s opening, Pinnacle’s second quarter 2010 revenue derived from its St. Louis properties rose 58% and Adjusted EBITDA increased 43% compared to the prior-year period. In the first half of 2010, revenues and Adjusted EBITDA generated by Pinnacle’s St. Louis properties rose 47% and 45%, respectively.

Pinnacle’s growth in St. Louis and improved Adjusted EBITDA margins(a) across the Company’s other properties more than offset revenue declines outside of St. Louis, resulting in an increase in second quarter Consolidated Adjusted EBITDA. For example, the Company’s Belterra Casino Resort improved its Adjusted EBITDA margin by 50 basis points in the second quarter despite a 9% revenue decline driven by heightened competition.
“Year-over-year improvements in second quarter total revenues and Consolidated Adjusted EBITDA reflect a full quarter’s contribution from River City and initial benefits of a strategy focused on achieving company-wide operating excellence and best-in-market guest experiences,” said Anthony Sanfilippo, president and chief executive officer of Pinnacle Entertainment. “Our teams are already achieving success with multiple initiatives, which helped drive higher Adjusted EBITDA margins in five of our six markets.
“Our St. Louis market strategy, intended to leverage Pinnacle’s overall market profitability, benefited the 2010 second quarter operating results as our revenues and Adjusted EBITDA derived from the market improved significantly. Pinnacle’s approach in this market is to provide two unique casino entertainment experiences. We serve guests in downtown St. Louis with two outstanding hotels at Lumière Place, which is located in the heart of one of the country’s premier sports and entertainment districts. The Pinnacle-owned Four Seasons Hotel St. Louis, a part of the Lumière Place entertainment complex, was recently ranked by Travel + Leisure magazine as number 19 of the top 50 hotels in the U.S and Canada with 100 rooms or more. Our River City Casino serves south St. Louis and is a premier casino and dining destination that is quickly becoming the place to play for south St. Louis residents. As we build the unique brands of our St. Louis properties in and beyond the local market, we will create great opportunities to achieve in-market synergies, improved yields from marketing and higher operating margins.”
Developing Profitable Revenue and Enhancing Margins
Mr. Sanfilippo continued, “Pinnacle is still in the early stages of implementing strategies to improve both property revenues and operating margins. To enhance property revenue growth, we are evaluating all of our casino floors to further optimize the mix of table games and slot machines, as well as the specific selection of gaming products we offer our guests. As we improve the selection of gaming offerings, we expect to improve our guests’ overall entertainment experience and enhance property loyalty, which should contribute to revenue growth. We expect our focus on improving the utilization of, and extracting efficiencies from, our hotel yield management system will also contribute to future revenue growth at each of our properties with hotels. We have begun the implementation of some of these initiatives in our two largest markets, St. Louis and at L’Auberge du Lac in Lake Charles, Louisiana.
“Concurrent with these strategies, we are revising the Company’s approach to, and execution of, our overall marketing. We anticipate a staged implementation of our new approach over the balance of 2010 and additional refinements in 2011, including an evaluation of the effectiveness and perceived value of our player reward program to ensure that our guests are receiving the best reward program we can offer.
“To drive further improvements in operating margins, we continue to assess our organizational structure to ensure that resources are properly aligned with current operations and future growth opportunities. In the first six months of 2010, after adjusting for severance and corporate office consolidation costs of approximately $3.0 million, corporate overhead declined by 15% relative to year-ago levels. We are also in the process of centralizing all procurement activities, which we expect will contribute to further operating margin improvements.”

Strengthened Balance Sheet and Liquidity Support Growth Strategies
“Pinnacle significantly strengthened its balance sheet in the first half of 2010,” said Steve Capp, executive vice president and chief financial officer of Pinnacle Entertainment. “In addition to refinancing our credit facility and extending its maturity date, we also issued new senior subordinated notes due 2020, which both refinanced our senior subordinated notes due 2012 and placed additional cash on our balance sheet. As a result, we have no debt maturities until the credit facility becomes due in March 2014.
“The Company also has significant liquidity, with over $200 million of cash on-hand and a $375 million undrawn credit facility as of June 30, 2010,” continued Mr. Capp. “Through a combination of this cash on-hand and our credit facility, our Baton Rouge project is fully funded. Additionally, we expect the ramp-up of operations at River City, along with our focus on operating effectiveness, will generate significant free cash flow and further solidify our balance sheet.”
Mr. Sanfilippo concluded, “Our entire organization is passionate about delivering great gaming entertainment — including best-in-market lodging and food and beverage experiences — to our guests. We believe our company-wide commitment to being the best casino entertainment company in the world, the strength and attractiveness of our properties in their respective markets, our early success in generating operating margin improvements as well as our solid balance sheet, growing free cash flow and development of return-focused new growth opportunities will collectively create near- and long-term value for Pinnacle shareholders.”
Additional 2010 Second Quarter Highlights and Recent Developments
•
In April 2010, Pinnacle cancelled its $305 million Sugarcane Bay casino development in Lake Charles, Louisiana. In connection with this decision, Pinnacle recorded one-time non-cash charges of approximately $29.9 million in the second quarter of 2010.

•
In May 2010, Pinnacle completed a private offering of $350 million in aggregate principal amount of new 8.75% senior subordinated notes due 2020. The Company used the net proceeds from this offering to redeem all of its existing 8.25% senior subordinated notes due 2012, to repay all $80 million in outstanding revolving credit borrowings under its credit facility and to increase cash balances.

•
On June 24, 2010, Pinnacle permanently closed its President Casino in St. Louis, Missouri. The Company’s focus in the St. Louis market is on furthering operational excellence at both Lumière Place and River City.

•
On June 30, 2010, Pinnacle completed the sale of its Argentina operations to a consortium of Argentine companies for approximately $40 million in cash. Pinnacle’s Argentine assets consisted of one large and several small casinos in the country’s Patagonia region.

•
The Company continued the marketing process related to its Atlantic City, New Jersey land holdings. The 19.5 acres of land that Pinnacle owns are centrally located on the famous Boardwalk and near the major expressway and transportation into Atlantic City.

•
During the second quarter of 2010, Pinnacle completed the sale of its corporate aircraft and two seaplanes for gross proceeds of approximately $12.1 million. The Company expects annual savings of approximately $2.5 million related to the elimination of its aviation department.

•	During the second quarter of 2010, the Company completed the consolidation of its Las Vegas, Nevada corporate offices from three separate buildings into a single location.
Liquidity
At June 30, 2010, the Company had $204 million in cash and cash equivalents, an estimated $70 million of which is used in day-to-day operations. As of that same date, the Company’s $375 million bank credit facility was undrawn and approximately $9.6 million of letters of credit were outstanding.
Interest Expense
Gross interest expense before capitalized interest was $27.4 million in the 2010 second quarter versus $18.6 million in the prior-year period. Gross interest expense increased principally due to higher debt levels and the replacement of less-expensive revolver borrowings with longer-term notes. There was minimal capitalized interest in the 2010 second quarter, as the Company stopped capitalizing interest for River City upon its opening in March 2010. In the 2009 second quarter, capitalized interest was $2.7 million.
Discontinued Operations
Discontinued operations consist of the Company’s Argentine operations, the sale of which was completed on June 30, 2010; the President Casino in St. Louis, Missouri, which permanently closed on June 24, 2010; the Company’s Atlantic City, New Jersey assets, which Pinnacle intends to sell; the Company’s former Casino Magic Biloxi, Mississippi operations; and its former Bahamian operations. For the three months ended June 30, 2010, Pinnacle recorded a loss of $7.8 million, net of income taxes, related to its discontinued operations. For the prior-year period, the loss from discontinued operations was $4.3 million.
Investor Conference Call
Pinnacle will hold a conference call for investors today, Thursday, July 29, 2010, at 11:00 a.m. ET (8:00 a.m. PT) to discuss its 2010 second quarter and year-to-date financial and operating results. Investors may listen to the call by dialing (888) 792-8395 or, for international callers, (706) 679-7241. Investors may also listen to the conference call live over the Internet at www.pnkinc.com.
A replay of the conference call will be available shortly after the conclusion of the call through August 12, 2010 by dialing (800) 642-1687 or, for international callers, (706) 645-9291. The code to access the replay is 87053643. The conference call will also be available for replay at www.pnkinc.com.
(a) Non-GAAP Financial Measures
Consolidated Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss), Adjusted earnings (loss) per share, and Adjusted EBITDA are non-GAAP measurements. The Company defines Consolidated Adjusted EBITDA as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening and development expenses, non-cash share-based compensation, asset impairment costs, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, loss on early extinguishment of debt, gain (loss) on sale of equity security investments, minority interest and discontinued operations. The Company defines Adjusted net income (loss) as net income (loss) before pre-opening and development expenses, asset impairment costs, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, gain (loss) on early extinguishment of debt, minority interest and discontinued operations. The Company defines Adjusted earnings (loss) per share as net income (loss) before pre-opening and development expenses, asset impairment costs, write-downs, reserves, recoveries, corporate-level litigation settlement costs, gain (loss) on sale of certain assets, gain (loss) on early extinguishment of debt, minority interest and discontinued operations divided by the number of shares of the Company’s common stock outstanding.

The Company defines Adjusted EBITDA as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening and development expenses, non-cash share-based compensation and write-downs. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenues. Not all of the aforementioned benefits and costs occur in each reporting period, but have been included in the definition based on historic activity.
The Company uses Consolidated Adjusted EBITDA as a relevant and useful measure to compare operating results among its properties and between accounting periods. The presentation of Consolidated Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of its business. Consolidated Adjusted EBITDA is specifically relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial, non-operational depreciation charges and financing costs of such projects. Management eliminates the results from discontinued operations as they are discontinued. Management also reviews pre-opening and development expenses separately, as such expenses are also included in total project costs when assessing budgets and project returns and because such costs relate to anticipated future revenues and income. Management believes some investors consider Consolidated Adjusted EBITDA to be a useful measure in determining a company’s ability to service or incur indebtedness and for estimating a company’s underlying cash flows from operations before capital costs, taxes and capital expenditures. Consolidated Adjusted EBITDA also approximates the measures used in the debt covenants within the Company’s debt agreements. Consolidated Adjusted EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. The Company compensates for these limitations by using other comparative measures to assist in the evaluation of operating performance.
Adjusted net income (loss) is presented solely as supplemental disclosure, as this is one method that management reviews and uses to analyze the performance of its core operating business. For many of the same reasons mentioned above relating to Consolidated Adjusted EBITDA, management believes Adjusted net income (loss) and Adjusted earnings (loss) per share are useful analytic tools as they enable management to track the performance of its core casino operating business separate and apart from factors that do not impact decisions affecting its operating casino properties, such as impairments of intangible assets or costs associated with the Company’s development activities. Management believes Adjusted net income (loss) and Adjusted earnings (loss) per share are useful to investors since these adjustments provide a measure of performance that more closely resembles widely used measures of performance and valuation in the gaming industry. Adjusted net income (loss) and Adjusted earnings (loss) per share do not include the costs of the Company’s development activities, certain asset sale gains, or the costs of its refinancing activities, but the Company compensates for these limitations by using other comparative measures to assist in evaluating the performance of its business.
Management believes that Adjusted EBITDA is a useful analytical tool as it enables management to evaluate the profitability of the gaming operations without taking into account the effect of certain non-operating expenses.
EBITDA measures, such as Consolidated Adjusted EBITDA, Adjusted EBITDA and Adjusted EBITDA margin, and Adjusted net income (loss) are not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies. See the attached “supplemental information” tables for a reconciliation of Consolidated Adjusted EBITDA to Income (loss) from continuing operations, a reconciliation of GAAP net income to Adjusted net income (loss) and a reconciliation of GAAP earnings (loss) per share to Adjusted earnings (loss) per share.

About Pinnacle Entertainment
Pinnacle Entertainment, Inc. owns and operates casinos in Louisiana, Missouri, Indiana, and Nevada. In March 2010, Pinnacle opened its newest casino, River City, in south St. Louis County, Missouri. Pinnacle is also developing a casino in Baton Rouge, Louisiana.
All statements included in this press release, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, including statements regarding the Company’s future operating performance, future growth, ability to implement strategies to improve revenues and operating margins at the Company’s properties, ability to achieve operating efficiencies and to reduce corporate and marketing costs, continued operating performance of River City Casino, and the ability to sell or otherwise dispose of discontinued operations, are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances that could significantly affect future results. Accordingly, Pinnacle cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to: (a) the Company’s business may be sensitive to reductions in consumers’ discretionary spending as a result of downtowns in the economy; (b) the global financial crisis may have an impact on the Company’s business and financial condition in ways that the Company currently cannot accurately predict; (c) insufficient or lower-than-expected results generated from the Company’s new developments and acquired properties may negatively affect the market for the Company’s securities; (d) significant competition in the gaming industry in all of the Company’s markets could adversely affect the Company’s profitability; (e) many factors, including the escalation of construction costs beyond increments anticipated in its construction budget for Baton Rouge, could prevent the Company from completing the project within budget and on time; (f) the Company may not meet the conditions for receipt or maintenance of gaming licensing approvals for its Baton Rouge project, some of which are beyond its control; (g) the terms of the Company’s credit facility and the indentures governing its senior and subordinated indebtedness impose operating and financial restrictions on the Company; and (h) other risks, including those as may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). For more information on the potential factors that could affect the Company’s financial results and business, review the Company’s filings with the SEC, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.
Belterra, Boomtown, Casino Magic, L’Auberge du Lac, Lumière Place, River City and Sugarcane Bay are registered trademarks of Pinnacle Entertainment, Inc. All rights reserved.

CONTACT:
Investor Relations	Public Relations
Lewis Fanger	Kerry Andersen
Vice President, Investor Relations	Director, Community & Public Relations
702/541-7777 or investors@pnkmail.com	337/395-7631 or kandersen@ldlmail.com
Richard Land, Jim Leahy
Jaffoni & Collins Incorporated
212/835-8500 or pnk@jcir.com
- financial tables follow -

Pinnacle Entertainment, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data, unaudited)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2010	2009	2010	2009
Revenues:
Gaming	$236,098	$217,398	$466,864	$440,689
Food and beverage	17,801	15,559	33,087	29,415
Lodging	10,233	9,952	18,631	18,223
Retail, entertainment and other	9,437	9,399	17,546	17,215

	273,569	252,308	536,128	505,542

Expenses and other costs:
Gaming	135,558	128,996	265,391	256,033
Food and beverage	18,137	14,847	33,845	28,761
Lodging	5,848	6,025	11,046	11,651
Retail, entertainment and other	5,841	5,495	10,409	9,749
General and administrative	60,895	55,450	115,484	109,608
Depreciation and amortization	29,345	24,834	55,234	49,566
Pre-opening and development costs	2,086	4,061	10,970	6,988
Impairment of indefinite-lived intangible assets	11,500	—	11,500	—
Impairment of land and construction costs	18,391	—	18,391	—
Write-downs, reserves and recoveries, net	1,657	304	(4,378)	755

	289,258	240,012	527,892	473,111

Operating income (loss)	(15,689)	12,296	8,236	32,431
Other non-operating income	132	63	159	148
Interest expense, net of capitalized interest	(27,417)	(15,915)	(48,369)	(32,490)
Loss on early extinguishment of debt	(434)	—	(1,852)	—
Gain on sale of equity securities	—	12,914	—	12,914

Income (loss) from continuing operations before income taxes	(43,408)	9,358	(41,826)	13,003
Income tax (expense) benefit	1,844	(382)	2,051	(561)

Income (loss) from continuing operations	(41,564)	8,976	(39,775)	12,442
Income (loss) from discontinued operations, net of income taxes	(7,750)	(4,268)	27,204	(6,803)

Net income (loss)	$(49,314)	$4,708	$(12,571)	$5,639

Net income (loss) per common share—basic
Income (loss) from continuing operations	$(0.68)	$0.15	$(0.66)	$0.20
Income (loss) from discontinued operations, net of income taxes	$(0.13)	$(0.07)	$0.45	$(0.11)

Net income (loss) per common share—basic	$(0.81)	$0.08	$(0.21)	$0.09

Net income (loss) per common share—diluted
Income (loss) from continuing operations	$(0.68)	$0.15	$(0.66)	$0.20
Income (loss) from discontinued operations, net of income taxes	$(0.13)	$(0.07)	$0.45	$(0.11)

Net income (loss) per common share—diluted	$(0.81)	$0.08	$(0.21)	$0.09

Number of shares—basic	60,718	60,064	60,414	60,036
Number of shares—diluted	60,718	60,851	60,414	61,331

Pinnacle Entertainment, Inc.
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	June 30,	December 31,
	2010	2009
Assets
Cash and cash equivalents	$204,301	$123,431
Other assets, including restricted cash	172,283	124,047
Land, buildings, riverboats and equipment, net	1,488,024	1,499,975
Assets of discontinued operations held for sale	65,792	96,403

Total assets	$1,930,400	$1,843,856

Liabilities and Stockholders’ Equity
Liabilities, other than long-term debt	$230,039	$249,322
Long-term debt, including current portion	1,176,124	1,063,371
Liabilities of discontinued operations held for sale	13,734	36,754

Total liabilities	1,419,897	1,349,447

Stockholders’ equity	510,503	494,409

Total liabilities and stockholders’ equity	$1,930,400	$1,843,856

Pinnacle Entertainment, Inc.
Supplemental Information
Property Revenues and Adjusted EBITDA
(In thousands, unaudited)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2010	2009	2010	2009
Revenues
L’Auberge du Lac	$83,669	$86,595	$170,049	$174,993
St. Louis (a)	85,389	54,187	157,192	107,326
Boomtown New Orleans	34,240	35,459	69,015	73,748
Belterra Casino Resort	38,843	42,764	75,215	83,750
Boomtown Bossier City	21,060	22,670	45,462	47,484
Boomtown Reno	10,365	10,588	19,190	18,161
Other	3	45	5	80

Total Revenues	$273,569	$252,308	$536,128	$505,542

Adjusted EBITDA (Loss) (b)
L’Auberge du Lac	$22,091	$21,447	$46,119	$44,981
St. Louis (a)	14,208	9,912	29,656	20,489
Boomtown New Orleans	10,440	10,635	21,042	24,127
Belterra Casino Resort	7,649	8,206	14,170	15,996
Boomtown Bossier City	4,667	4,716	11,212	10,896
Boomtown Reno	529	82	(468)	(1,238)

	59,584	54,998	121,731	115,251
Corporate expenses	(10,220)	(8,220)	(18,257)	(17,992)

Consolidated Adjusted EBITDA (b)	$49,364	$46,778	$103,474	$97,259

Reconciliation to Income (Loss) from Continuing Operations
Consolidated Adjusted EBITDA	$49,364	$46,778	$103,474	$97,259
Pre-opening and development costs	(2,086)	(4,061)	(10,970)	(6,988)
Non-cash share-based compensation	(2,074)	(5,283)	(3,521)	(7,519)
Impairment of indefinite-lived intangible assets	(11,500)	—	(11,500)	—
Impairment of land and construction costs	(18,391)	—	(18,391)	—
Write-downs, reserves and recoveries, net	(1,657)	(304)	4,378	(755)
Depreciation and amortization	(29,345)	(24,834)	(55,234)	(49,566)
Other non-operating income	132	63	159	148
Interest expense, net of capitalized interest	(27,417)	(15,915)	(48,369)	(32,490)
Gain on sale of equity securities	—	12,914	—	12,914
Loss on early extinguishment of debt	(434)	—	(1,852)	—
Income tax (expense) benefit	1,844	(382)	2,051	(561)

Income (loss) from continuing operations	$(41,564)	$8,976	$(39,775)	$12,442

(a)	St. Louis includes operating results at Lumière Place and River City Casino. River City Casino opened on March 4, 2010.

(b)	See discussion of Non-GAAP Financial Measures above for a detailed description of Adjusted EBITDA and Consolidated Adjusted EBITDA.

Pinnacle Entertainment, Inc.
Supplemental Information
Pre-opening and Development Costs
(In thousands, unaudited)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2010	2009	2010	2009
River City	$1,230	$1,566	$9,413	$2,795
Baton Rouge	195	1,610	393	2,650
Sugarcane Bay	634	617	1,078	1,195
Other	27	268	86	348

Total pre-opening and development costs	$2,086	$4,061	$10,970	$6,988

Write-downs, Reserves and Recoveries, Net
(In thousands, unaudited)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2010	2009	2010	2009
Impairment of assets	$447	$210	$451	$387
Loss on disposal of asset	1,210	94	1,623	368
Legal settlement recoveries	—	—	(6,452)	—

Write-downs, reserves and recoveries, net	$1,657	$304	$(4,378)	$755

Income (Loss) from Discontinued Operations, Net of Income Taxes
(In thousands, unaudited)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2010	2009	2010	2009
Casino Magic Argentina	$1,800	$1,324	$3,363	$3,349
Atlantic City	(4,316)	(2,276)	(6,986)	(4,992)
President Casino	(1,474)	(1,055)	(5,414)	(1,976)
The Casino at Emerald Bay in The Bahamas	(10)	(13)	12	(81)
Casino Magic Biloxi	(77)	(118)	40,835	(211)
Income taxes	(3,673)	(2,130)	(4,606)	(2,892)

Income (loss) from discontinued operations, net of income taxes	$(7,750)	$(4,268)	$27,204	$(6,803)

Pinnacle Entertainment, Inc.
Supplemental Information
Reconciliations of GAAP Net Income (Loss) to Adjusted Net Income (Loss)
and GAAP Net Income (Loss) Per Share to Adjusted Earnings (Loss) Per Share
(In thousands, except per share amounts, unaudited)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2010	2009	2010	2009
GAAP net income (loss)	$(49,314)	$4,708	$(12,571)	$5,639
Pre-opening and development costs	2,086	4,061	10,970	6,988
Gain on sale of equity securities	—	(12,914)	—	(12,914)
Impairment of indefinite-lived intangible assets	11,500	—	11,500	—
Impairment of land and construction costs	18,391	—	18,391	—
Write-downs, reserves and recoveries, net	1,657	304	(4,378)	755
Loss on early extinguishment of debt	434	—	1,852	—
Adjustment for taxes on above	(1,447)	353	(1,880)	239
(Income) loss from discontinued operations, net of income taxes	7,750	4,268	(27,204)	6,803

Adjusted net income (loss) (a)	$(8,943)	$780	$(3,320)	$7,510

GAAP net income (loss) per share	$(0.81)	$0.08	$(0.21)	$0.09
Pre-opening and development costs	0.03	0.07	0.18	0.12
Gain on sale of equity securities	—	(0.21)	—	(0.21)
Impairment of indefinite-lived intangible assets	0.19	—	0.19	—
Impairment of land and construction costs	0.30	—	0.30	—
Write-downs, reserves and recoveries, net	0.03	0.00	(0.07)	0.01
Loss on early extinguishment of debt	0.01	—	0.03	—
Adjustment for taxes on above	(0.02)	0.00	(0.03)	0.00
(Income) loss from discontinued operations, net of income taxes	0.13	0.07	(0.45)	0.11

Adjusted earnings (loss) per share (a)	$(0.14)	$0.01	$(0.06)	$0.12

Number of shares — diluted	60,718	60,851	60,414	61,331

(a)	See discussion of Non-GAAP Financial Measures above for detailed descriptions of Adjusted net income (loss) and Adjusted earnings (loss) per share.